                                                                     EXHIBIT 3.2


                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                           ANALYTICAL GRAPHICS, INC.






Adopted by the Board of Directors:  July 27, 1998

Approved by the Shareholders effective:  August 6, 1998

Effective Date: [    ], 1998

                               TABLE OF CONTENTS

SECTION                                                                     PAGE
1.     SHAREHOLDERS......................................................      1

1.1    Annual Meeting....................................................      1
1.2    Special Meetings..................................................      1
1.3    Place of Meetings.................................................      1
1.4    Notice of Meetings................................................      1
1.5    Quorum............................................................      2
1.6    Adjournments......................................................      2
1.7    Action by Shareholders; Written Consent of Shareholders...........      2
1.8    Voting Rights of Shareholders.....................................      3
1.9    Proxies...........................................................      3
1.10   Voting List.......................................................      3
1.11   Determination of Shareholders of Record...........................      4
1.12   Certification by Nominee..........................................      4
1.13   Presiding Officer.................................................      4
1.14   Voting by Fiduciaries and Pledgees................................      4
1.15   Voting by Joint Holders of Shares.................................      4
1.16   Voting by Corporations............................................      5
1.17   Election of Directors.............................................      5
1.18   Judges of Election................................................      5

2.     BOARD OF DIRECTORS................................................      6

2.1    General...........................................................      6
2.2    Number, Qualifications, Term of Office............................      6
2.3    Vacancies.........................................................      6
2.4    Removal and Resignation...........................................      7
2.5    Regular Meetings..................................................      7
2.6    Special Meetings..................................................      8
2.7    Notice of Meetings................................................      8
2.8    Quorum of and Action by Directors.................................      8
2.9    Interested Directors or Officers; Quorum..........................      8
2.10   Compensation......................................................      9
2.11   Presumption of Assent.............................................      9
2.12   Presiding Officer.................................................      9

3.     COMMITTEES OF THE BOARD...........................................      9

3.1    Committees of the Board...........................................      9
3.2    Committee Rules...................................................     10

4.     OFFICERS..........................................................     10

4.1    Officers and Qualifications.......................................     10
4.2    Election, Term, and Vacancies.....................................     10
4.3    Removal; Resignation; Bond........................................     10
4.4    Chairman of the Board.............................................     11
4.5    President.........................................................     11
4.6    Chief Executive Officer...........................................     11
4.7    Vice Presidents...................................................     11
4.8    Secretary.........................................................     11
4.9    Assistant Secretary...............................................     12

SECTION                                                                     PAGE
4.10   Chief Financial Officer and Treasurer...............................   12
4.11   Other Management Officers...........................................   12

5.     SHARE CERTIFICATES AND TRANSFERS....................................   12

5.1    Certificates........................................................   12
5.2    Transfer of Shares..................................................   13
5.3    Registrar, Transfer Agent, Authenticating Trustee...................   13
5.4    Lost, Destroyed or Stolen Certificates..............................   13

6.     MANNER OF GIVING NOTICE, WAIVER OF NOTICE, ACTION WITHOUT MEETING,
MEETINGS BY CONFERENCE TELEPHONE AND MODIFICATION OF PROPOSALS.............   14

6.1    Manner of Giving Notice.............................................   14
6.2    Waiver of Notice....................................................   14
6.3    Board Action by Unanimous Written Consent...........................   14
6.4    Meetings by Means of Conference Telephone...........................   14
6.5    Modification of Proposals...........................................   15

7.     CERTAIN SHAREHOLDER RIGHTS..........................................   15

7.1    Inspection of Corporate Records.....................................   15

8.     GENERAL PROVISIONS..................................................   15

8.1    Registered Office...................................................   15
8.2    Other Offices.......................................................   15
8.3    Corporate Seal......................................................   15
8.4    Fiscal Year.........................................................   16

                         AMENDED AND RESTATED BY-LAWS

                           ANALYTICAL GRAPHICS, INC.

                                1. SHAREHOLDERS

     1.1  ANNUAL MEETING.

          An annual meeting of the shareholders shall be held in each calendar year, on such date as may be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day.

     1.2  SPECIAL MEETINGS.

          Special meetings of the shareholders may be called at any time only by the President, Chairman of the Board of Directors or the majority of the Board of Directors. Upon written request of any person who has duly called a special meeting, the Secretary shall fix the time of the meeting which shall be held not more than sixty (60) days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

     1.3  PLACE OF MEETINGS.

          All meetings of the shareholders shall be held at the registered office of the Corporation or at such other place, within or without the Commonwealth of Pennsylvania, as may be designated by the Board of Directors from time to time.

     1.4  NOTICE OF MEETINGS.

          Except as provided in Section 1.6 of these By-Laws, written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other person authorized by the President or, if he or she neglects or refuses to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least ten (10) days prior to the day named for the meeting, unless a greater period of notice is required by statute in the particular case. The notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-Laws in which case the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be effected thereby.

     1.5  QUORUM.

          A shareholders meeting duly called shall not be organized for the transaction of business unless a quorum is present. The presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote who attend a meeting called for the election of Directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing Directors. In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice.

     1.6  ADJOURNMENTS.

          Adjournment or adjournments of any annual or special meeting of shareholders, including one at which Directors are to be elected, shall be taken for such period or periods as the presiding officer of the meeting or the shareholders present in person or by proxy and entitled to vote shall direct. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or unless notice of the business to be transacted was required by the Pennsylvania Business Corporation Law of 1988, as it may be amended (the "PBCL"), to be set forth in the original notice of the meeting and such notice had not been previously given. Subject to quorum requirements, at any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally noticed.

     1.7  ACTION BY SHAREHOLDERS; WRITTEN CONSENT OF SHAREHOLDERS.

          (a) Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, and if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class thereon, except where a different vote is required by law or the Articles of Incorporation or these By-Laws.

          (b) Shareholders of the Corporation may not take action by written consent in lieu of a meeting.

     1.8   VOTING RIGHTS OF SHAREHOLDERS.

           Unless otherwise provided in the Articles every shareholder shall be entitled to one vote for every share outstanding in such shareholder's name on the books of the Corporation.

     1.9   PROXIES.

           Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the Corporation. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact shall be treated as properly executed if it sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for purposes of a particular meeting or transaction. Notwithstanding any other agreement or any provision in the proxy to the contrary, a proxy shall be revocable at will unless coupled with an interest, but the revocation of a proxy shall not be effective until written notice of the revocation has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation. Where two or more proxies of a shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

     1.10  VOTING LIST.

           The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information available at the meeting by any other means. Failure to comply with the requirements of this By-Law shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

     1.11  DETERMINATION OF SHAREHOLDERS OF RECORD.

           The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than ninety (90) days prior to the date of the meeting of shareholders. In such case, only shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of shares on the books of the Corporation after the record date so fixed. The Board of Directors may similarly fix a record date for the determination of shareholders of record for payment of dividends or for any other purpose. When a determination of shareholders of record has been made as provided in this By-Law for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

     1.12  CERTIFICATION BY NOMINEE.

           The Board of Directors may from time to time adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. Upon receipt by the Corporation of a certification complying with said procedure, the persons specified in the certification shall be deemed, for the purposes set forth in said certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

     1.13  PRESIDING OFFICER.

           All meetings of the shareholders shall be called to order and presided over by the Chairman of the Board, if any, or, if there is no Chairman or in the Chairman's absence, by the President, or, in the absence of the President, by an officer or Director of the Corporation appointed by the President, or, if none of those persons is present, by a Chairman of the meeting elected by the shareholders.

     1.14  VOTING BY FIDUCIARIES AND PLEDGEES.

           Shares of this Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted either in person or by proxy by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares, in person or by proxy, until the shares have been transferred into the name of the pledgee or a nominee of the pledgee.

     1.15  VOTING BY JOINT HOLDERS OF SHARES.

           Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (a) if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all such shares the vote cast by such person or a majority of such persons who are present; and (b) if the persons present are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of such shares shall be divided equally among the persons present without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves. Notwithstanding the foregoing, if there has been filed with the Secretary of the Corporation a copy, certified by an attorney-at-law to be correct, of the relevant portions of the agreement under which such shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of such shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote such shares but only in accordance therewith.

     1.16  VOTING BY CORPORATIONS.

           Any other domestic or foreign corporation for profit or not-for-profit that is a shareholder of this Corporation may vote by any of its officers or agents, or by proxy appointed by any such officer or agent, unless some other person, by resolution of its Board of Directors or pursuant to a provision of its charter or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Corporation, is appointed its general or special proxy, in which case such person shall be entitled to vote the shares. Shares of this Corporation owned, directly or indirectly, by this Corporation and controlled, directly or indirectly, by the Board of Directors of this Corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

     1.17  ELECTION OF DIRECTORS.

           Only candidates for Director who have been duly nominated in accordance with the Articles shall be eligible for election. In election of Directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for election of Directors begins. The duly nominated candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect Directors separately up to the number of Directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, Directors of more than one class are to be elected, each class of Directors shall be elected in a separate election.

     1.18  JUDGES OF ELECTION.

           In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder or of any shareholder's proxy shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judge or judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder or proxy of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                             2. BOARD OF DIRECTORS

     2.1  GENERAL.

          All powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

     2.2  NUMBER, QUALIFICATIONS, TERM OF OFFICE.

          The Board of Directors of the Corporation shall consist of at least three (3) and not more than nine (9) Directors, the exact number to be set from time to time by resolution of the Board of Directors of the Corporation. Each Director shall be a natural person of full age but need not be a resident of Pennsylvania or a shareholder of the Corporation. Each Director shall hold office until the expiration of the term for which he or she was selected and until said Director's successor has been selected and qualified or until said Director's earlier death, resignation or removal. No reclassification of the Board of Directors or decrease in its size or the size of any class thereof shall have the effect of shortening the term of any incumbent Director.

     2.3  VACANCIES.

          Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority vote of the remaining members of the Board though less than a quorum, or by a sole remaining Director and each person so selected shall hold office until the next selection of the class for which such Director has been chosen and until his or her earlier death, resignation or removal. When one or more Directors resign from the Board effective at a future date, the Directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

     2.4  REMOVAL AND RESIGNATION.

          (A) REMOVAL BY ACTION OF SHAREHOLDERS. The entire Board of Directors or any individual Director may be removed from office only for cause (as defined herein) by the vote of shareholders entitled to elect Directors. In case the Board or any one or more Directors are so removed, new Directors may be elected at the same meeting.

          For purposes of this Section 2.4, "cause" shall mean any one of the following: (i) a judicial declaration that a Director is of unsound mind; (ii) a Director is convicted of an offense punishable by imprisonment for a term of more than one year; (iii) a Director breaches or fails to perform the statutory duties of said Director's office and the breach or failure constitutes self-dealing, willful misconduct or recklessness; or (iv) within 60 days after notice of his or her election, a Director does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfilling such other requirements of qualification as these By-Laws or the Articles of Incorporation may provide.

          Notwithstanding the above, the Board of Directors may be removed at any time with or without cause by the unanimous vote of shareholders entitled to vote thereon.

          (B) AMENDMENT OR REPEAL. The repeal of the provisions of the By-Laws prohibiting or the addition of a provision to the By-Laws permitting the removal by the shareholders of the Board without assigning any cause shall not be applicable to any incumbent Director during the balance of the term for which said Director was selected.

          (C) REMOVAL BY ACTION OF THE DIRECTORS. The Board of Directors may declare vacant the office of a Director if said Director: (i) has been judicially declared of unsound mind; (ii) has been convicted of an offense punishable by imprisonment for a term of more than one year; or (iii) repeated unexcused absences from meetings of the Board of Directors, willful or reckless breach of duty as a Director, or any fine or other censure from the Securities and Exchange Commission, state securities commission or securities exchange; or
(iv) if within sixty (60) days after notice of his or her election, said Director does not accept such office either in writing or by attending a meeting of the Board of Directors and fulfilling such other requirements of qualification as these By-Laws or the Articles may provide.

          (D) RESIGNATION. Any Director may resign at any time from his or her position as a Director of the Corporation upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

     2.5  REGULAR MEETINGS.

          The Board of Directors shall hold an annual meeting for the election of officers and the transaction of other proper business either as soon as practical after, and at the same place as, the annual meeting of shareholders or at such other day, hour and place as may be fixed by the Board. The Board of Directors may designate by resolution the time and place, within or without the Commonwealth of Pennsylvania, of other regular meetings.

     2.6  SPECIAL MEETINGS.

          Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two (2) Directors. The person or persons calling the special meeting may fix the day, hour and place, within or without the Commonwealth of Pennsylvania, of the meeting.

     2.7  NOTICE OF MEETINGS.

          No further notice of any annual or regular meeting of the Board of Directors need be given other than transmitting to the Directors a copy of the resolution fixing the times and places thereof. Written notice, or oral notice with written confirmation no later than the date of the meeting, of each special meeting of the Board of Directors, specifying the place, day and hour of the meeting, shall be given to each Director at least 48 hours before the time set for the meeting. When a meeting of Directors is adjourned, notice need not be given of the adjourned meeting other than by announcement at the meeting at which the adjournment is made. Notwithstanding the above notice requirements, if any meeting of Directors cannot be organized because a quorum is not present, a majority of the Directors present may adjourn the meeting to such time and place as they may determine, subject to the By-Laws of the Corporation. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board need be specified in the notice of the meeting.

     2.8  QUORUM OF AND ACTION BY DIRECTORS.

          A majority of the Directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors except where a different vote is required by law or the Articles or these By-Laws. Every Director shall be entitled to one vote.

     2.9  INTERESTED DIRECTORS OR OFFICERS; QUORUM.

          A contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise in which one or more of this Corporation's Directors or officers are Directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the common or interested Director or officer is present at or participates in the meeting of the Board that authorizes the contract or transaction, or solely because the common or interested Director's or officer's vote is counted for such purpose, if: (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors are less than a quorum; or (2) the material facts as to the Director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (3) the contract or transaction is fair as to this Corporation as of the time it is authorized, approved or ratified by the Board of Directors or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes such a contract or transaction specified in this Section 2.9.

     2.10  COMPENSATION.

           By resolution of the Board of Directors, each Director may be paid his or her reasonable expenses, if any, of attendance at each meeting of the Board of Directors or committee thereof, and may be paid a stated salary as Director or a fixed sum for attendance at each meeting of the Board of Directors or committee thereof or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor and a Director may be a salaried officer or employee of the Corporation.

     2.11  PRESUMPTION OF ASSENT.

           A Director of the Corporation who is present at a meeting of the Board of Directors, or of a committee of the Board, at which action on any corporate matter is taken on which the Director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless such Director files his or her written dissent to the action with the Secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of the action. Nothing in this section shall bar a Director from asserting that minutes of a meeting incorrectly omitted said Director's dissent if, promptly upon receipt of a copy of such minutes, said Director notified the Secretary, in writing, of the asserted omission or inaccuracy.

     2.12  PRESIDING OFFICER.

           All meetings of the Board of Directors shall be called to order and presided over by the Chairman of the Board of Directors, if any, or, if there is no Chairman or in the Chairman's absence, by the President or, in the absence of the Chairman and President, by a Director appointed by the Chairman, or, if none of those persons is present, by a Chairman of the meeting elected at such meeting by the Board of Directors.

                          3. COMMITTEES OF THE BOARD

     3.1   COMMITTEES OF THE BOARD.

           The Board of Directors may, by resolution adopted by a majority of the Directors in office, establish one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee. A committee, to the extent provided in the resolution of the Board of Directors creating it, shall have and may exercise all of the powers and authority of the Board of Directors except as limited by statute. Each committee of the Board shall serve at the pleasure of the Board.

     3.2  COMMITTEE RULES.

          In the absence of a resolution of the Board to the contrary, a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business.

                                  4. OFFICERS

     4.1  OFFICERS AND QUALIFICATIONS.

          The Corporation shall have a President, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. The Board may also elect or provide for the appointment of a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more vice presidents, a controller, and such other officers and assistant officers as the Board deems necessary or advisable. All officers must be natural persons of full age. Any two or more offices may be held by the same person. The Treasurer shall also be the Chief Financial Officer. It shall not be necessary for officers to be Directors except that the Chairman of the Board must be a Director. Officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as is provided by or pursuant to resolutions or orders of the Board of Directors.

     4.2  ELECTION, TERM, AND VACANCIES.

          The officers and assistant officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board or from time to time as the Board shall determine. Each officer shall hold office for one (1) year and until his or her successor has been duly elected and qualified or until said officer's earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the Board of Directors and, if the office is one for which these By-Laws prescribe a term, shall be filled for the unexpired portion of the term.

     4.3  REMOVAL; RESIGNATION; BOND.

          (A) REMOVAL. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

          (B) RESIGNATION. Any officer may resign at any time upon written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as may be specified in the notice of resignation.

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          (C)  BOND. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

     4.4  CHAIRMAN OF THE BOARD.

          The Chairman of the Board of Directors, if any, shall preside at all meetings of the shareholders and of the Board of Directors at which he or she is present, and shall have such authority and perform such duties as the Board of Directors may from time to time designate.

     4.5  PRESIDENT.

          The President shall, in the absence of the Chairman of the Board, if any, preside at all meetings of the shareholders and of the Board of Directors at which he or she is present, and shall have such authority and perform such duties as the Board of Directors may from time to time designate.

     4.6  CHIEF EXECUTIVE OFFICER.

          The Chairman of the Board, the President or an Executive Vice President, as the Board determines, shall be the Chief Executive Officer of the Corporation. In the absence of any designation to the contrary by the Board, the President shall be the Chief Executive Officer. Subject to the control of the Board of Directors and, within the scope of their authority, any committees thereof, the Chief Executive Officer shall (a) have general and active management of all the business, property and affairs of the Corporation, (b) see that all orders and resolutions of the Board of Directors and the committees thereof are carried into effect, (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the Board of Directors, as the business of the Corporation may require, (d) have custody of the corporate seal, or entrust the same to the Secretary, (e) act as the duly authorized representative of the Board in all matters, except where the Board has formally designated some other person or group to act, and (f) in general perform all the usual duties incident to the office of Chief Executive Officer and such other duties as may be assigned to such person by the Board of Directors. The Chief Executive Officer shall report as directed to the Chairman, if not the same person, between Board meetings and to the Board on matters relating to the Corporation.

     4.7  VICE PRESIDENTS.

          Each Vice President, if any, shall perform such duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

     4.8  SECRETARY.

          The Secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the Board of Directors, and any committees of the Board of Directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledgers of the Corporation, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the Secretary by such shareholder, (d) see that

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all notices are duly given in accordance with law, the Articles, and these By-
Laws, and (e) in general perform all the usual duties incident to the office of Secretary and such other duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. The Secretary may delegate any of his or her duties to any management officer or to any duly elected or appointed Assistant Secretary and may delegate custody of the Corporation's stock books, stock ledgers, shareholder lists and the like to a duly appointed stock transfer agent and/or registrar or, in the case of records regarding debt instruments, to an indenture or bond trustee, registrar or similar entity.

     4.9   ASSISTANT SECRETARY.

           The Assistant Secretary, if any, or Assistant Secretaries if more than one, shall perform the duties of the Secretary in his or her absence and shall perform such other duties as the Board of Directors, the chief executive officer or the Secretary may from time to time designate.

     4.10  CHIEF FINANCIAL OFFICER AND TREASURER.

           The Chief Financial Officer and Treasurer shall have general supervision of the fiscal affairs of the Corporation. The Chief Financial Officer and Treasurer shall, with the assistance of the Chief Executive Officer and managerial staff of the Corporation: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the Corporation in such manner as may be directed by the Board, unless such function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the Corporation, in such depositories as the Board of Directors shall designate, all monies and other valuable effects of the Corporation not otherwise employed; (d) prepare such financial reports as may be requested from time to time by the Board; (e) cooperate in the conduct of the annual audit of the Corporation's financial records by certified public accountants duly appointed by the Board; and (f) in general perform all the usual duties incident to the offices of Chief Financial Officer and Treasurer and such other duties as may be assigned to him or her by the Board of Directors or the President.

     4.11  OTHER MANAGEMENT OFFICERS.

          The Chief Executive Officer may, subject to ratification by the Board, select and appoint such other management officers as the President deems advisable, who shall have such authority and perform such duties as may from time to time be prescribed by the Board or assigned by the President.

                      5. SHARE CERTIFICATES AND TRANSFERS

     5.1   CERTIFICATES.

           Share certificates shall be in such form as shall be approved by the Board of Directors and shall state: (i) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, (ii) the name of the person to whom issued, and (iii) the

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number and class of shares and the designation of the series, if any, which the share certificate represents.

          In the event that the Corporation is authorized to issue shares of more than one class or series, each share certificate shall also state, on the face or back of the certificate, that the Corporation will furnish to any shareholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

     5.2  TRANSFER OF SHARES.

          Transfer of shares of the Corporation shall be made only on the stock transfer records of the Corporation (which may be kept in written or computer form). Transfers shall be made by the Corporation or its duly authorized agent as required by law. Except as otherwise set forth in Section 1.12 above (Certification by Nominee), the Corporation shall be entitled to treat the person in whose name shares stand on the books of the Corporation as the owner thereof for all purposes.

     5.3  REGISTRAR, TRANSFER AGENT, AUTHENTICATING TRUSTEE.

          The Corporation may, but need not, designate another organization to act as authenticating trustee, transfer agent, registrar or other agent for the Corporation in the registration of transfers of its securities, the issuance of new securities or the cancellation of surrendered securities, and to perform such other functions as agent for the Corporation as the Corporation may deem appropriate.

     5.4  LOST, DESTROYED OR STOLEN CERTIFICATES.

          If the registered owner of a share certificate claims that the security has been lost, destroyed or wrongfully taken, another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors may authorize and shall be issued in place of the original security, in accordance with 13 Pa. C.S. (S) 8405(2), if the owner: (a) so requests before the Corporation has notice that the security has been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond in such amount as the Corporation may determine; and (c) satisfies any other reasonable requirements imposed by the Corporation.

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                         6.   MANNER OF GIVING NOTICE,
                   WAIVER OF NOTICE, ACTION WITHOUT MEETING,
                     MEETINGS BY CONFERENCE TELEPHONE AND
                           MODIFICATION OF PROPOSALS

     6.1  MANNER OF GIVING NOTICE.

          Whenever written notice is required to be given to any person under the provisions of the PBCL or by the Articles or these By-Laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the shareholder's address (or to the shareholder's telex, TWX, or facsimile number) appearing on the books of the Corporation or, in the case of Directors, supplied by the Director to the Corporation for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery except that, in the case of Directors, notice sent by regular mail shall be deemed to have been given forty-eight (48) hours after being deposited in the United States mail or, in the case of telex, TWX or facsimile, when dispatched.

     6.2  WAIVER OF NOTICE.

          Whenever any written notice is required to be given by statute or the Articles or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     6.3  BOARD ACTION BY UNANIMOUS WRITTEN CONSENT.

          Any action required or permitted to be taken at a meeting of the Directors or of any committee of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing setting forth the action so taken is signed by all of the Directors in office, or by all of the members of such committee in office, as the case may be, and is filed with the Secretary of the Corporation.

     6.4  MEETINGS BY MEANS OF CONFERENCE TELEPHONE.

          One or more persons may participate in a meeting of the Directors, or of any committee of Directors, but not a meeting of the shareholders, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

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     6.5  MODIFICATION OF PROPOSALS.

          Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given by statute or by the Articles or By-Laws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

                         7. CERTAIN SHAREHOLDER RIGHTS

     7.1  INSPECTION OF CORPORATE RECORDS.

          Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and Directors and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the Corporation at its registered office in Pennsylvania or at its principal place of business wherever situated.

                             8. GENERAL PROVISIONS

     8.1  REGISTERED OFFICE.

          The registered office of the Corporation, required by law to be maintained in the Commonwealth of Pennsylvania, shall be 325 Technology Drive, Malvern, Pennsylvania 19355. The principal place of business of the Corporation may be, but need not be, the same as the registered office. The address of the registered office may be changed from time to time by the Board of Directors.

     8.2  OTHER OFFICES.

          The Corporation may have additional offices and places of business in such places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate or as the business of the Corporation may require.

     8.3  CORPORATE SEAL.

          The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of organization, and the words "Corporate Seal - Pennsylvania" or such inscription as the Board of Directors may determine. The seal may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

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     8.4  FISCAL YEAR.

          The fiscal year of the Corporation shall end on the 31st day of December in each year.

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